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                      ACQUISITION AND AFFILIATION AGREEMENT





                                  By and Among


                          CITIZENS SECURITY GROUP INC.,


                   CITIZENS SECURITY MUTUAL INSURANCE COMPANY,

                                       AND

                         MERIDIAN INSURANCE GROUP, INC.










                                 March  20, 1996



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                      ACQUISITION AND AFFILIATION AGREEMENT


     This ACQUISITION AND AFFILIATION AGREEMENT ("Agreement") is made and entered into as of March 20, 1996, by and among CITIZENS SECURITY GROUP INC. ("Citizens"), a business corporation organized under the laws of the State of Minnesota, whose office and principal place of business is located at 406 Main Street, Red Wing, Minnesota 55066, CITIZENS SECURITY MUTUAL INSURANCE COMPANY ("Citizens Mutual"), a mutual insurance company organized under the laws of the State of Minnesota, whose office and principal place of business is located at 406 Main Street, Red Wing, Minnesota 55066, and MERIDIAN INSURANCE GROUP, INC. ("Meridian"), a business corporation organized under the laws of the State of Indiana, whose office and principal place of business is located at 2955 North Meridian Street, Indianapolis, Indiana 46208.

                                    RECITALS
     A. Citizens is a publicly-held insurance holding company. Citizens directly owns all of the issued and outstanding shares of capital stock of Citizens Fund Insurance Company ("Citizens Fund"), a stock insurance company organized under the laws of the State of Minnesota, whose office and principal place of business is located at 406 Main Street, Red Wing, Minnesota 55066, and all of the issued and outstanding shares of capital stock of Insurance Company of Ohio ("Citizens Ohio"), a stock insurance company organized under the laws of the State of Ohio, whose office and principal place of business is located at 406 Main Street, Red Wing, Minnesota 55066. (Citizens Fund and Citizens Ohio are sometimes referred to herein as the "Citizens Subsidiaries.") Citizens was organized by Citizens Mutual, which presently owns

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approximately 20% of the issued and outstanding shares of Citizens Common Stock
(as defined in Section 2.3) and all of the issued and outstanding shares of Citizens Preferred Stock (as defined in Section 2.3). Citizens Mutual also owns all of the issued and outstanding shares of capital stock of Mississippi Valley Corporation ("Mississippi Valley"), a business corporation organized under the laws of the State of Minnesota, whose office and principal place of business is located at 406 Main Street, Red Wing, Minnesota 55066. (Citizens Mutual, Citizens, Citizens Fund, Citizens Ohio and Mississippi Valley are collectively referred to herein as the "Citizens Companies.")

     B. Citizens Mutual, Citizens Fund and Citizens Ohio (collectively, the "Citizens Insurance Companies") are jointly operated and managed under a management services agreement and a reinsurance pooling agreement.

     C. Meridian is a publicly-held insurance holding company. Meridian directly owns all of the issued and outstanding shares of capital stock of Meridian Security Insurance Company ("Meridian Security"), a stock insurance company organized under the laws of the State of Indiana, whose office and principal place of business is located at 2955 North Meridian Street, Indianapolis, Indiana 46208. Meridian was organized by Meridian Mutual Insurance Company ("Meridian Mutual"), a mutual insurance company organized under the laws of the State of Indiana, whose office and principal place of business is located at 2955 North Meridian Street, Indianapolis, Indiana 46208; Meridian Mutual presently owns approximately 47% of the issued and outstanding shares of common stock of Meridian. Meridian, Meridian Security and Meridian Mutual (such companies are collectively referred to herein as the "Meridian

                                        2

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Companies") are jointly operated and managed under a reinsurance pooling agreement and shared management services arrangements.

     D. The parties to this Agreement entered into a non-binding letter of intent (the "Letter of Intent") dated January 29, 1996 and accepted by Citizens and Citizens Mutual on February 1, 1996.

     E. In order to consummate the acquisition of Citizens by Meridian as contemplated by the Letter of Intent and this Agreement, Meridian will cause a corporation to be formed under the laws of the State of Minnesota ("Merger Company"). All of the issued and outstanding capital stock of Merger Company will be owned by Meridian or by Meridian Security.

     F. The Boards of Directors of Citizens, Citizens Mutual, Meridian and Meridian Mutual have determined that it is in the best interest of their respective corporations that Citizens be acquired by Meridian pursuant to the merger of Merger Company with and into Citizens (the "Merger"), and the Boards of Directors of Citizens Mutual, Meridian and Meridian Mutual have determined that it would be in the best interests of their respective corporations that Citizens Mutual become affiliated with Meridian, all upon and subject to the terms and conditions of this Agreement.

     G. Citizens, Citizens Mutual and Meridian desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by the Letter of Intent and this Agreement and to prescribe various conditions precedent to the transactions contemplated hereby.

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                                    AGREEMENT

     In consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein set forth, the parties to this Agreement hereby agree as follows:



                                    ARTICLE I

                                   THE MERGER

     SECTION 1.1. MERGER. Subject to the terms and conditions of this Agreement and the Plan of Merger substantially in the form attached hereto as Exhibit A (the "Plan of Merger"), at the Effective Time (as defined in Section 1.2) Merger Company shall merge with and into Citizens in accordance with the applicable laws of the State of Minnesota and the separate existence of Merger Company shall cease (except insofar as continued by applicable law). Articles of Merger, with the Plan of Merger attached, shall be filed with the Secretary of State of the State of Minnesota in connection with the closing of the Merger and other transactions contemplated by this Agreement (the "Closing").

     SECTION 1.2. EFFECTIVE TIME OF THE MERGER AND CLOSING . Unless otherwise agreed by the parties or otherwise provided by law, the Merger shall become effective at 11:59 p.m., Eastern Standard Time, on a date as soon as practicable after the conditions to the Merger pursuant to Articles VI and VII are satisfied or waived, or such other date as the parties may agree (the "Effective Time"). The parties anticipate that the Effective Time will be on or about June 30, 1996. The Closing shall take place at the offices of Meridian, or such other place as the parties may agree.

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  SECTION 1.3.  CONVERSION OF CITIZENS' SHARES.  (a) At the Effective Time of
the Merger, the shares of Citizens Common Stock and Citizens Preferred Stock issued and outstanding immediately prior to the Effective Time, and all rights with respect thereto, shall by reason of the Merger and without any further action on the part of the holders thereof, be cancelled and converted into rights to receive cash (except for Dissenting Shares, as defined in Section 1.3(f)), as follows:

     (i) CITIZENS COMMON STOCK. The holders of Citizens Common Stock shall be entitled to receive, for each share held, an amount of cash equal to the portion of the "Final Common Stock Merger Price" (as hereinafter defined) which bears the same proportion to the total Final Common Stock Merger Price as one share of Citizens Common Stock bears to all issued and outstanding shares of Citizens Common Stock as of the Effective Time. The term "Final Common Stock Merger Price" as used in this Agreement means: $24,957,312, less 85.1% of the Transaction Costs Adjustment, if any, as that term is defined in
           Section 10.2.

     (ii) CITIZENS PREFERRED STOCK. Citizens Mutual, as the holder of all of the issued and outstanding shares of Citizens Preferred Stock, shall be entitled to receive for all of such shares, an amount of cash equal to: $4,375,000, less 14.9% of the Transaction Costs Adjustment, if any, as that term is defined in Section 10.2.

No Dissenting Shares shall be converted into or represent a right to receive cash. Dissenting Shares shall be subject to the provisions of Section 1.3(f).

     (b) Immediately following the Effective Time, each holder of an outstanding certificate representing shares of Citizens Common Stock, upon surrender of the certificate or certificates therefor, properly endorsed, to a bank appointed by Citizens with the prior approval of Meridian (which approval shall not be unreasonably withheld) to act as exchange agent (the "Exchange Agent"), shall be entitled to receive the amount of cash as provided herein.
The cash payment will be made by check payable to the registered holder of each certificate representing shares of Citizens Common Stock in the name of each such holder, or to such other person as that holder may specify in writing to the Exchange Agent. Immediately following the Effective Time, Citizens Mutual, upon surrender to Citizens of the certificate or certificates representing the Citizens Preferred Stock, properly endorsed, shall be entitled to receive the amount of cash as provided herein. The cash payment shall be made by direct wire transfer of funds to a bank account of Citizens Mutual specified in writing to Meridian not less than two business days prior to the Closing, or in such other manner as Citizens Mutual and Meridian may agree.

     (c) All rights with respect to shares of Citizens Common Stock and Citizens Preferred Stock owned by holders thereof as of the Effective Time shall cease and terminate, notwithstanding that any certificates for such shares shall not have been surrendered to the Exchange Agent or Citizens, and the holders of such shares shall have no interest in nor claims against Citizens, the surviving corporation in the Merger, except the right to receive the cash payment specified herein, without interest (except for Dissenting Shares, the holders of which shall be subject to Section 1.3(f)).

     (d) Meridian shall cause to be deposited with the Exchange Agent and with Merger Company on or prior to Closing, funds immediately available as shall be necessary for the cash distribution by the Exchange Agent and Citizens described herein. No interest shall accrue or be payable with respect to any funds held by the Exchange Agent or Merger Company or Citizens for the benefit of the former holders of Citizens Common Stock or Citizens Preferred Stock. All interest or other investment income earned on the funds on deposit with the Exchange Agent shall, from time to time, be paid to Merger Company prior to the Effective Time or to Citizens following the Effective Time.

     (e) To the extent permitted by law, the appointment of the Exchange Agent may be terminated by Citizens at any time after twelve months following the Effective Time; and upon termination of such appointment, any unclaimed funds for cash payments shall be returned to Citizens, as the surviving corporation in the Merger, and thereafter the holders of certificates formerly representing shares of Citizens Common Stock who have not received their cash payments for whatever reason may surrender such certificates to Citizens and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the cash payment to which they are entitled under this Agreement.

     (f) Each share of Citizens Common Stock, the holder of which has taken all of the steps required by Section 302A.473 of the Minnesota Business Corporation Act (the "Minnesota Dissenters' Rights Statute") to establish such holder's shares as dissenting shares as therein defined, is herein referred to as a "Dissenting Share." Dissenting Shares owned by each holder thereof shall not be converted into or represent the right to receive cash and shall be entitled only to receive the value of such Dissenting Shares in accordance with the Minnesota Dissenters'

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Rights Statute, provided that such holder complies with the procedures contemplated by and set forth therein. If any holder of Dissenting Shares shall effectively withdraw or lose such holder's dissenters' rights, such Dissenting Shares shall be converted into the right to receive cash in accordance with the provisions of Section 1.3(a).

     (g) Citizens shall give Meridian (i) prompt notice of any written notices, demands for payment, withdrawals of notices or demands and any other instrument served pursuant to the Minnesota Dissenters' Rights Statute and received by Citizens (such notice by Citizens shall, to the extent available to Citizens, set forth the name and address of, and the number of shares of Citizens Common Stock held by, the holder making such objection or giving such notice), and (ii) the opportunity to direct all negotiations or proceedings with respect to holders of Dissenting Shares. Citizens shall not voluntarily make any payment with respect to any demands for payment for shares under the Minnesota Dissenters' Rights Statute, and shall not, except with the prior written consent of Meridian, settle or offer to settle any such demands.

  SECTION 1.4. CONVERSION OF MERGER COMPANY'S SHARES. At the Effective Time of the Merger, the shares of capital stock of Merger Company issued and outstanding immediately prior to the Effective Time shall, by reason of the Merger and without any further action on the part of the holder thereof, be cancelled and converted into all of the issued and outstanding shares of capital stock of Citizens. Immediately following the Effective Time, the holder of the certificate representing all of the shares of capital stock of Merger Company issued and outstanding immediately prior to the Effective Time, upon surrender to Citizens of the certificate therefor, properly endorsed, shall be entitled to receive a certificate representing all of the issued and outstanding shares of capital stock of Citizens following the Effective Time.

  SECTION 1.5. EMPLOYEE STOCK OWNERSHIP PLAN. Prior to the Closing and the Effective Time, Citizens and Citizens Mutual shall take such actions in connection with the Citizens Security Employee Stock Ownership Plan (the "ESOP") as may be necessary to:

  (a) cause National City Bank of Minneapolis, as Trustee of the ESOP (the "ESOP Trustee"), to surrender to the Exchange Agent the certificates representing all shares of Citizens Common Stock owned by the ESOP for payment at the Effective Time in accordance with the terms of the Merger;

  (b) cause (i) the repayment, by ESOP Trustee, of the outstanding amounts due under the Promissory Note of the ESOP dated October 30, 1992, executed on behalf of the ESOP by the ESOP Trustee and payable to the order of Citizens Mutual (the "ESOP Note"), (ii) the cancellation of the ESOP Note, and (iii) the release of the assets held as collateral in the ESOP suspense account, as of the Effective Time;

  (c) allow for the allocation of the unallocated assets held by the ESOP, after repayment of the outstanding amounts due under the ESOP Note, to the ESOP participants as provided in the ESOP and to the fullest extent permitted by applicable law, as soon as practicable after the Effective Time; and

  (d) at the Effective Time, cause the ESOP participants who were employed by Citizens Mutual as of February 8, 1996, to become fully vested in their ESOP accounts and cause ESOP participation to be limited to those individuals employed by Citizens Mutual on or before the Closing.

  SECTION 1.6. STOCK OPTIONS. Prior to the Closing and the Effective Time, Citizens shall make any necessary amendments to or adjustments in outstanding stock options for the purchase of shares of Citizens Common Stock, or the plan under which those options were issued, so that: (a) such options may be exercised immediately prior to the Effective Time (including payment to Citizens in cash of the exercise price), (b) the shares of Citizens Common Stock issued in respect of such exercises may be tendered for payment in accordance with the terms of the Merger, and (c) any unexercised options and any stock option plans of Citizens shall, as of the Effective Time, terminate, no longer be exercisable, and otherwise not represent any claim against Citizens or Merger Company for the issuance of capital stock or other securities or for the payment of cash or other consideration.

  SECTION 1.7. BOARD OF DIRECTORS OF CITIZENS MUTUAL. At the Effective Time, the Board of Directors of Citizens Mutual shall be reconstituted so that it consists of the six current directors of Meridian Security, plus the current Vice President of Marketing of Citizens Mutual and the current President of Citizens Mutual.



                                   ARTICLE II

         REPRESENTATIONS AND WARRANTIES OF CITIZENS AND CITIZENS MUTUAL

  Citizens and Citizens Mutual hereby represent and warrant to Meridian as follows; SUBJECT, HOWEVER, to the exceptions set forth on the attached Disclosure Schedule which specifies the particular section or sections to which each exception relates; and FURTHER SUBJECT to the exception that the representations and warranties of Citizens Mutual set forth in this Article II and pertaining solely to Citizens or to the Citizens Subsidiaries are limited and made to the

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knowledge of Citizens Mutual, its officers, directors and employees who are not officers, directors or employees of Citizens or the Citizens Subsidiaries:

  SECTION 2.1. ORGANIZATION. Each of Citizens and Citizens Mutual is a corporation duly organized and validly existing under the laws of the State of Minnesota. Each of Citizens and Citizens Mutual has the corporate power and authority to own, operate and lease its properties and assets and to carry on its business as now being conducted.

  SECTION 2.2. ORGANIZATION OF SUBSIDIARIES. Citizens Mutual has no direct or indirect subsidiaries other than Citizens (and its subsidiaries) and Mississippi Valley, and Citizens has no direct or indirect subsidiaries other than the Citizens Subsidiaries. Schedule 2.2 sets forth for Mississippi Valley and for each Citizens Subsidiary the authorized capital stock, the number of shares duly issued and outstanding, and the owners of such shares and the number of shares held by each owner. The shares of capital stock of Mississippi Valley owned by Citizens Mutual, and the shares of capital stock of each Citizens Subsidiary owned directly or indirectly by Citizens are duly authorized, validly issued, fully paid and non-assessable, and are owned free and clear of any liens, claims, charges or encumbrances. No equity security of Mississippi Valley or either Citizens Subsidiary is or may be required to be issued by reason of any option, warrant, right to subscribe to, call, or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock, and there are no contracts, commitments, understandings, or arrangements by which Mississippi Valley or either Citizens Subsidiary is bound to issue additional shares of its capital stock, or options, warrants, or rights to purchase or acquire any additional shares of its capital stock. None of the Citizens Companies has any investment in any partnership, joint venture or limited liability company, and all loans

                                       11

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or advances to its independent insurance agents are listed on Schedule 2.2
(including the relevant amounts, outstanding balances and dates thereof). Each of Mississippi Valley and the Citizens Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own or lease its properties and carry on its business as now being conducted.

  SECTION 2.3. CAPITALIZATION. The authorized capital stock of Citizens consists of (i) 5,000,000 shares of preferred stock, par value $0.01 per share, of which the only authorized series is 1,250,000 shares of Series A Preferred Stock, par value $0.01 per share (the "Citizens Preferred Stock"), and (ii) 10,000,000 shares of common stock, par value $0.01 per share (the "Citizens Common Stock"). As of the date of this Agreement, the only issued and outstanding shares of Citizens' capital stock are 1,250,000 shares of Citizens Preferred Stock and 1,661,585 shares of Citizens Common Stock. The only outstanding options, warrants, or other rights to purchase shares of Citizens Common Stock or Preferred Stock are the employee and nonemployee director stock options covering a total of 335,000 shares of Citizens Common Stock referred to in Section 1.6 above. All shares of capital stock of Citizens which are outstanding as of the date hereof, or which will be outstanding immediately prior to the Effective Time, are or will be duly authorized, validly issued, fully paid and non-assessable, and are not or will not be subject to or issued in violation of, any preemptive rights. Except as set forth above, there are no shares of capital stock of Citizens authorized or outstanding and there are no subscriptions, options to purchase shares of the capital stock of Citizens, conversion or exchange rights, warrants, preemptive rights or other arrangements, claims or commitments of any nature whatsoever (whether firm or conditional) obligating Citizens to issue, transfer, deliver

                                       12

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or sell, or cause to be issued, transferred, delivered or sold, additional shares of the capital stock or other securities or interests of Citizens or obligating Citizens to grant, extend or enter into any such agreement or commitment.

  SECTION 2.4. AUTHORITY TO CONDUCT INSURANCE BUSINESS. Each of Citizens Mutual and the Citizens Subsidiaries is an insurance company licensed or authorized to write the kinds of insurance coverage set forth on Schedule 2.4 in its respective state of incorporation and in each of the jurisdictions specified in such schedule in which it writes insurance. Each of Citizens Mutual and the Citizens Subsidiaries holds a license and is fully qualified as a foreign insurer to conduct its business in each of those jurisdictions, and there is no other jurisdiction in which the failure to hold a license or to be so qualified to conduct the business as now being conducted by the respective company would have a material adverse effect on the business of the Citizens Companies (considered as a whole) or on the consolidated results of operations or consolidated financial condition of Citizens and the Citizens Subsidiaries (considered as a whole) or of Citizens Mutual and Mississippi Valley (considered as a whole) (hereinafter referred to as a "Citizens Material Adverse Effect"). No license or certificate of authority identified in Schedule 2.4 has been revoked, restricted, suspended, limited or modified nor is any license or certificate of authority the subject of, nor, to the knowledge of Citizens or Citizens Mutual, is there a basis for, a proceeding for, or a threatened proceeding for, revocation, restriction, suspension, limitation or modification, nor is Citizens Mutual or either of the Citizens Subsidiaries operating under any formal or informal agreement or understanding with the licensing authority of any

                                       13

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state that restricts its authority to do business or requires any such company to take, or refrain from taking, any action.

  SECTION 2.5. CONSENTS AND APPROVALS AND NO DEFAULTS. The execution and delivery by Citizens and Citizens Mutual of this Agreement, the performance by Citizens and Citizens Mutual of their obligations hereunder, and the consummation by Citizens and Citizens Mutual of the transactions contemplated hereby do not require Citizens or Citizens Mutual to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or judicial authority, OTHER THAN any consents or approvals from, or any filings or notices to, any corporations, persons or firms in connection with any agreements or other instruments that individually or in the aggregate are not material to Citizens or Citizens Mutual. This Agreement is the valid and binding obligation of each of Citizens and Citizens Mutual, enforceable against each of them in accordance with its terms, subject to bankruptcy, receivership, insolvency, reorganization, moratorium or similar laws affecting or relating to creditors' rights generally and subject to general principles of equity. Provided the required approvals of agencies of any government (including, without limitation, the Insurance Division of the Minnesota Department of Commerce (the "Minnesota Department") and the Ohio Department of Insurance (the "Ohio Department")) are obtained, neither the execution, delivery, and performance by Citizens or Citizens Mutual of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by Citizens or Citizens Mutual with any of the provisions hereof, will:

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       (A) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any lien, security interest, charge, or encumbrance upon any of the properties or assets of the Citizens Companies under, any of the terms, conditions, or provisions of:

           (i)   their respective articles of incorporation or by-laws, or

           (ii) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement, or other material instrument or obligation to which any of the Citizens Companies is a party or by which any of such companies may be bound, or to which any Citizens Company or any of their properties or assets may be subject; or

           (iii) any governmental license, permit or authorization material to the business of any Citizens Company; or

       (B) violate any judgment, ruling, order, writ, injunction, decree, statute, rule, or regulation applicable to any Citizens Company or any of their respective properties or assets.



  SECTION 2.6. AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Citizens and Citizens Mutual has all requisite corporate power and authority to enter into and deliver this Agreement, and the execution and delivery hereof has been duly approved and authorized by the Boards of Directors

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of Citizens and Citizens Mutual.  Subject to approvals by the holders of the
Citizens Preferred Stock and the Citizens Common Stock and such approvals of governmental agencies having regulatory authority over the Citizens Companies (including the Minnesota Department and the Ohio Department) and such further action of the Board of Directors of Citizens and Citizens Mutual as may be required by the Minnesota Insurance Law or the Indiana Insurance Law, Citizens and Citizens Mutual have or will have all requisite corporate power and authority to effectuate the Merger. The holders of Citizens Preferred Stock and the holders of Citizens Common Stock are entitled to vote as separate classes on the Merger in person or by proxy at a meeting convened to approve the Merger (with each such holder being entitled to one vote per share), and the vote at such meeting is the only vote of the holders of Citizens Preferred Stock or Citizens Common Stock necessary to approve the Merger.

  SECTION 2.7. GAAP FINANCIAL STATEMENTS. Citizens has previously delivered to Meridian true and complete copies of audited financial statements (the "GAAP Financial Statements") for the years ended December 31, 1993, December 31, 1994, and December 31, 1995 for Citizens (prepared on a consolidated basis). The GAAP Financial Statements so provided were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis and present fairly, in all material respects, the financial condition, results of operations and changes in financial position of Citizens as of the dates or for the periods covered thereby, in conformity with GAAP. Citizens has also previously delivered to Meridian true and complete copies of the internally prepared unaudited financial statements for the years ended December 31, 1993, December 31, 1994, and December 31, 1995, for Mississippi Valley (the "Mississippi Valley Financial Statements"). The Mississippi Valley Financial Statements were

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prepared by personnel of Citizens Mutual based on the accounting records of
Mississippi Valley, which accounting records were prepared by personnel of Citizens Mutual in the ordinary course and in accordance with customary business practices, and the Mississippi Valley Financial Statements fairly present in all material respects the financial condition and results of operations of Mississippi Valley for the periods covered by the Mississippi Valley Financial Statements.

  SECTION 2.8. STATUTORY FINANCIAL STATEMENTS. (a) Citizens has previously delivered to Meridian true and complete copies of the audited statutory financial statements of Citizens Mutual and each Citizens Subsidiary (including statements of operations, unassigned surplus and cash flows) for the fiscal years ended December 31, 1990 to 1995 (the "Audited SAP Financials"). The Audited SAP Financial Statements present fairly in all material respects the financial condition of the respective companies at such dates and results of operations for such periods and were prepared in accordance with statutory accounting principles ("SAP").

       (b) Annual Statements required to be filed with applicable insurance regulatory authorities on the respective forms prescribed or permitted by such authorities (the "Annual Statements") for Citizens Mutual and each Citizens Subsidiary for the years ended December 31, 1991, 1992, 1993, 1994 and 1995 have been filed with the appropriate regulatory authorities in all jurisdictions in which such filing is required. The Annual Statements were prepared in accordance with accounting practices prescribed or permitted by such regulatory authorities, applied on a consistent basis throughout the related periods except as otherwise stated therein, and presented fairly in all material respects the statutory financial position of the respective

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company at the dates of, and the statutory results of operations for the respective company for the periods covered by, such statutory statements.

  SECTION 2.9. RESERVES. The aggregate actuarial reserves and other actuarial amounts held in respect of liabilities with respect to Citizens Mutual and each of the Citizens Subsidiaries as established or reflected in their respective financial statements as of December 31, 1995:

   (a) (i) were determined in accordance with generally accepted actuarial standards consistently applied, (ii) were fairly stated in accordance with sound actuarial principles, and (iii) were based on reasonable and appropriate actuarial assumptions;

  (b) met the requirements of the applicable insurance laws of the States of Minnesota and Ohio, or any other state having such jurisdiction in all material respects; and

  (c) were adequate (under generally accepted actuarial standards consistently applied) to cover the total amount of all reasonably anticipated matured and unmatured liabilities of Citizens Mutual and each Citizens Subsidiary under all outstanding insurance policies pursuant to which Citizens Mutual or either Citizens Subsidiary has any liability.

  SECTION 2.10. NO UNDISCLOSED LIABILITIES. As of December 31, 1995, none of the Citizens Companies had any debts, obligations or liabilities of whatever kind or nature, either direct or indirect, absolute or contingent, matured or unmatured (the "Citizens Liabilities"), except debts, obligations and liabilities that are fully reflected in, or reserved against on, the GAAP Financial Statements or the Audited SAP Financial Statements, except for liabilities arising from the ordinary course of business that are not required to be reflected in a balance sheet prepared in accordance with GAAP or SAP (as the case may be). Since such date, there have been no changes in the Citizens Liabilities except for changes arising from the ordinary course of business, none of which changes, individually or in the aggregate, have had a Citizens Material Adverse Effect.

  SECTION 2.11. REGULATORY FILINGS. Citizens has previously delivered to Meridian true and complete copies of all filings which were made by Citizens, Citizens Mutual or any Citizens Subsidiary within the past three years with the Minnesota Department, the Ohio Department or any other department of insurance in any jurisdiction where Citizens, Citizens Mutual or any Citizens Subsidiary is required to make such filings. Each of such filings, as of its respective date, complied as to form and content in all material respects with the provisions of applicable law.

  SECTION 2.12 . SEC REPORTS. Citizens has delivered to Meridian (i) each registration statement, Current Report on Form 8-K, Quarterly Report on Form 10-Q, annual report to shareholders, and proxy statement or information statement prepared by it since January 1, 1992, (ii) an Annual Report on Form 10-K for each of the years ended December 31, 1991, 1992, 1993 and 1994, and (iii) a Quarterly Report on Form 10-Q for each of the periods ended March 31, June 30 and September 30, 1995, each in the form (including exhibits) filed with Securities and Exchange Commission (collectively, the "Citizens SEC Reports"). As of its respective date, each of the Citizens SEC Reports did not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the balance sheets included in or incorporated by reference into the Citizens SEC Reports (including the related notes and schedules) fairly presents the financial position of Citizens as of its date, and each of the statements of income, of shareholders' equity and of cash flows included in or incorporated by reference into the Citizens SEC Reports (including the related notes and schedules) fairly presents the results of operations, shareholders' equity and cash flows, as the case may be, of Citizens for the period set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material to Citizens in amount or effect), in each case in accordance with generally accepted accounting principals consistently applied during the periods involved, except as may be noted therein. Other than the Citizens SEC Reports, Citizens has not filed any other definitive reports or statements with the Securities and Exchange Commission since January 1, 1992.

  SECTION 2.13. LITIGATION. There are no proceedings or investigations (other than claims in the ordinary course of the insurance business), pending or threatened against, relating to, involving or otherwise affecting any of the Citizens Companies, which individually exceed $10,000 or in the aggregate may have a Citizens Material Adverse Effect.

  SECTION 2.14. COMPLIANCE WITH LAW. (a) None of the Citizens Companies is in violation in any material respect (or, with notice or lapse of time or both, would be in violation in any material respect) of any term or provision of any applicable law, regulation, rule, ordinance, order, judgment, writ or injunction of any federal, state or local government or instrumentality or agency thereof, or of any court, which violation may reasonably be expected to have a Citizens Material Adverse Effect, and Citizens and Citizens Mutual are not aware of any facts or circumstances which may constitute or result in any such violation.

       (b) None of the Citizens Companies is a party to any contract with or other undertaking to, or is subject to any order by, or is a recipient of any supervisory letter or other oral or written communication of any kind from, any governmental entity that (i) currently materially and adversely affects the business of the Citizens Companies (considered as a whole) or the consolidated financial condition of either Citizens and the Citizens Subsidiaries (considered as a whole) or Citizens Mutual and Mississippi Valley (considered as a whole), including without limitation, reserve adequacy, investment, sales or trade practices and policies, underwriting practices and policies, or management, or
(ii) may reasonably be expected to materially and adversely affect the business or financial condition of any of the Citizens Companies. None of Citizens, Citizens Mutual or any Citizens Subsidiary has been advised by a governmental entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any order, contract or other communication of the kind described above in this Section 2.14.

  SECTION 2.15. PROPERTIES. Each of Citizens Companies has good title to all properties and assets material to the conduct of its business, which it purports to own, including, without limitation, all property reflected in the GAAP Financial Statements or Audited SAP Financial Statements or Mississippi Valley Financial Statements dated December 31, 1995, or acquired since that date (except in all cases to the extent such assets or properties have been sold or otherwise disposed of in the ordinary and usual course of business since that date). All such properties and assets are owned, free and clear of all liens, charges and encumbrances, other than (i) those set forth on Schedule 2.15,
(ii) any liens and assessments for taxes not yet due and payable or being contested in good faith by appropriate proceedings, and (iii) such imperfections of title, or encumbrances and liens, if any, as do not materially detract from the value or interfere with the actual or intended use of the properties owned by any of the Citizens Companies or otherwise materially impair the business operations of any of the Citizens Companies. All material leases pursuant to which any of the Citizens Companies leases real or personal property are valid and binding on the respective Citizens Company, enforceable against such Citizens Company in accordance with their respective terms subject to bankruptcy, receivership, insolvency, reorganization, moratorium or similar laws affecting or relating to creditors' rights generally and subject to general principles of equity (and Citizens and Citizens Mutual do not know of any reason that such leases would not be valid and binding upon or enforceable against the other parties thereto), and there is not under any of such leases any existing default or event of default on the part of any Citizens Company, or any event which with notice or lapse of time, or both, would constitute a default on the part of any Citizens Company (and Citizens and Citizens Mutual do not know of any default, event of default or event which with notice or lapse of time, or both, would constitute a default, in each case on the part of the other party thereto), the consequence of which would have a Citizens Material Adverse Effect.

  SECTION 2.16. INTELLECTUAL PROPERTY. There are no copyrights, trademarks, trade names, service marks or patents covered under federal or state common law or statutory law, whether or not registered, used by any of the Citizens Companies (the "Intellectual Property") that are material to the conduct of their respective businesses. Set forth on Schedule 2.16 is a listing of any federal or state registered Intellectual Property that any of the Citizens Companies uses in the conduct of its respective business. There are no infringement suits pending, or to the best knowledge of Citizens or Citizens Mutual threatened, against any of the Citizens Companies with respect to the Intellectual Property, and neither Citizens nor Citizens Mutual knows of any fact or condition which could give rise to any such infringement suit.

  SECTION 2.17.  ENVIRONMENTAL LAWS AND PERMITS.  Each of the Citizens
Companies is in compliance with any and all laws, regulations, rules, ordinances, orders, judgments, permits, agreements, licenses or other governmental restrictions or requirements relating to health, the environment or the release by such Citizens Company of any materials into the environment, now in effect in any and all jurisdictions, in which the Citizens Companies are or from time to time may be doing business (collectively the "Environmental Laws"), except where such failure to comply would not have a Citizens Material Adverse Effect.

  SECTION 2.18. TAXES. (a) All federal income tax returns required to be filed by the Citizens Companies have been properly and timely filed with the Internal Revenue Service, (b) all state and local income tax returns required to be filed by the Citizens Companies have been properly and timely filed with the appropriate state or local taxing authorities, except where the failure so to file such state and local income tax returns would not have a Citizens Material Adverse Effect, and (c) all federal, state and local tax information returns required to be filed by the Citizens Companies have been properly and timely filed with the appropriate federal, state or local taxing authorities, except where the failure so to file such information returns would not have a Citizens Material Adverse Effect. Such income tax returns were true, correct and complete in all material respects at the time filed, and the Citizens Companies have paid all taxes shown to be due on such returns. The Citizens Companies have adequately reserved, in accordance with GAAP, on the GAAP Financial Statements, and in accordance with SAP, on the Audited SAP Financial Statements, for the payment of all unpaid federal, state and local taxes, including interest and penalties, payable in respect of any taxable event or period (including interim periods) ending on the dates of such financial statement and for all periods prior thereto. There are no outstanding deficiencies, assessments or proceedings for the assessment or collection of taxes or any material dispute as to taxes against or involving any of the Citizens Companies.

  SECTION 2.19.  EMPLOYEE BENEFIT PLANS.   (a)  Except for the Citizens
Companies, there are no other trades or businesses, whether or not incorporated, which, together with any of the Citizens Companies, would be deemed to be a "single employer" within the meaning of Code Sections 414(b), (c) or (m) of the Internal Revenue Code of 1986, as amended (the "Code").

  (b) Schedule 2.19 sets forth a true and a complete list of (i) each employee benefit plan, as defined in Section 3 (3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") that any of the Citizens Companies currently maintains or has maintained within the three year period preceding the Effective Time (the "ERISA Plans"), and (ii) each other plan, arrangement, program and agreement providing employee benefits, including, but not limited to, deferred compensation, bonuses, severance pay and fringe benefits, that are presently maintained for the benefit of any current or former employees of any of the Citizens Companies (the ERISA Plans and each other plan listed on Schedule 2.19 hereafter, collectively, the "Plans"). Citizens has delivered or made available to Meridian copies of all Plans and any related documents or instruments establishing the Plans or any related trusts or funding arrangements; the most recent determination letter, or any outstanding request for a determination letter, from the Internal Revenue Service (the "IRS") with respect to each ERISA Plan intended to satisfy the requirements of Code Section 401(a) and a copy of the application on which the determination letter or request for determination letter is based; actuarial valuations, if applicable, for the most recent three plan years for which such valuations are available; current summary plan descriptions; annual returns/reports on Form 5500 and summary annual reports for each of the most recent three plan years; Form 5310 and any related filings with the IRS, the Department of Labor ("DOL") or the Pension Benefit Guaranty Corporation ("PBGC") within the last five years preceding the date of this Agreement; and any material correspondence to or from the IRS, DOL or PBGC within the last three years preceding the Effective Time in connection with any Plan.

  (c) Each ERISA Plan intended to be qualified under Code Section 401(a) has received a favorable determination letter from the IRS that the Plan, in its current form, is qualified and satisfies all legal requirements, including the requirements of the Tax Reform Act of 1986 and subsequent legislation enacted through the date hereof. Nothing has occurred since the dates of the respective IRS favorable determination letters that could adversely affect the qualification of the Plans and their related trusts.

  (d) None of the Citizens Companies currently maintains or contributes to, or has ever maintained or contributed to, a "multiemployer plan" as defined in ERISA Section 3(37), and none of the Citizens Companies currently maintains or contributes to a defined benefit pension plan, as defined in ERISA Section 3
(35). None of the Citizens Companies has any unpaid liability or is threatened with any liability for the termination of any Plan, and each terminated

Plan was terminated in accordance with all provisions of applicable law. Each terminated ERISA Plan that was intended to be qualified under Code Section 401(a) received a favorable determination letter from the IRS that such Plan was qualified upon termination.

  (e) The written terms of each of the Plans, and any related trust agreement, group annuity contract, insurance policy or other funding arrangement are in substantial compliance with all applicable laws, rules and regulations, including without limitation, the rules and regulations promulgated by the DOL, PBGC or IRS pursuant to the provisions of ERISA and the Code, and each of such Plans has been administered in substantial compliance with such requirements.

  (f) Except with respect to income taxes on benefits paid or provided, no income, excise or other tax or penalty (federal or state) has been waived or excused, has been paid or is owed by any person (including, but not limited to, any Plan, any Plan fiduciary or any of the Citizens Companies) with respect to the operations of, or any transactions with respect to, any Plan. No action has been taken by any of the Citizens Companies, nor has there been any failure by any of the Citizens Companies to take any action, nor is any action or failure to take action contemplated by any of the Citizens Companies, that would subject any person or entity to any liability, tax or penalty imposed by the IRS, DOL, or PBGC, in connection with any Plan. No reserve for any taxes or penalties has been established with respect to any Plan by any of the Citizens Companies, nor has any advice been given to any of the Citizens Companies with respect to the need to establish such a reserve.

  (g) There are no (i) actions, suits, arbitrations or claims (other than routine claims for benefits), (ii) legal, administrative or other proceedings or governmental investigations or audits, or (iii) complaints to or by any governmental entity, which are pending, anticipated or threatened, against any Plan or its assets, or against any Plan fiduciary or administrator, or against any of the Citizens Companies or their officers or employees with respect to any Plan.

  (h) The present value of the future cost of post-retirement medical benefits that any of the Citizens Companies is obligated to provide, calculated on the basis of actuarial assumptions Citizens Mutual considers reasonable estimates of future experience and which have been provided to Meridian, does not exceed the amount specified on Schedule 2.19.

  (i) None of the Citizens Companies, nor any of the Plans, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which any of the Citizens Companies, any of the Plans, any such trust, or any trustee or administrator thereof, or any party dealing with the Plans or related trusts could be subject to either a civil penalty assessed pursuant to ERISA Sections 409 or 502 or a tax imposed pursuant to Code Sections 4975 or 4976. None of the Citizens Companies is, or, as a result of any actions, omissions, occurrences or state of facts existing prior to or at the Effective Time, may become liable for any tax imposed under Code Sections 4978 or 4978(B).

  (j) There are no leased employees, as defined in Code Section 414(n), that must be taken into account with respect to the requirements under Code Section 414(n)(3).

  (k) Total employer contributions to each Plan with respect to the most recent plan year are listed in Scheduled 2.19 and the employer contributions to all Plans required for the current plan year are not estimated to be materially more than contributions for the prior plan year.

  (l) Each Plan may be terminated directly or indirectly by Meridian, in its discretion, at any time after the Effective Time of the Merger in accordance with its terms, without any liability to Meridian, or any of the Citizens Companies, to any person, entity or government agency for any conduct, practice or omission of any of the Citizens Companies which occurred prior to the Effective Time of the Merger, except for liabilities to and the rights of the employees thereunder accrued prior to the Effective Time of the Merger, or if later, the time of termination, and except for continuation rights required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or other applicable law.

  SECTION 2.20. CONTRACTS AND COMMITMENTS. None of the Citizens Companies is in default under any material agreement, commitment, arrangement, lease, insurance policy, or other instrument, whether entered into in the ordinary course of business or otherwise, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except, in all cases, where such default would not have a Citizens Material Adverse Effect.

  SECTION 2.21. RELATED PARTY TRANSACTIONS. None of the Citizens Companies has made any loan to any director, officer or other affiliate of any of the Citizens Companies which remains outstanding, nor has any of the Citizens Companies entered into any agreement for the purchase or sale of any property or services from or to any director, officer or other affiliate of any of the Citizens Companies.

  SECTION 2.22. NO FINDERS. None of the Citizens Companies has made any representation, contract or commitment by which any such party or Meridian might be obligated to pay any finder's fee, brokerage commission or similar payment for bringing the parties together or bringing about the transactions contemplated by this Agreement.



                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF MERIDIAN

  Meridian represents and warrants to Citizens and Citizens Mutual that:

  SECTION 3.1. ORGANIZATION. Meridian is a corporation duly organized and validly existing under the laws of the State of Indiana and has the corporate power and authority to carry on its business as it is now being conducted and to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

  SECTION 3.2. CORPORATE POWER AND AUTHORITY, ETC. The execution, delivery and performance by Meridian of this Agreement and the consummation by Meridian of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Meridian. This Agreement has been duly and validly executed and delivered by Meridian and constitutes the valid and binding obligation of Meridian, enforceable against it in accordance with its terms, subject to bankruptcy, receivership, insolvency, reorganization, moratorium or similar laws affecting or relating to creditors' rights generally and subject to general principles of equity.

  SECTION 3.3. NO CONFLICTS. The execution, delivery and performance by Meridian of this Agreement and the consummation by Meridian of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which Meridian is subject, (ii) violate any order, judgment or decree applicable to Meridian or (iii) conflict with, or result in a breach or default under, any term or condition of the Articles of Incorporation or By-Laws of Meridian or any material agreement or other material instrument to which Meridian or any of its subsidiaries is a party or by which any of them may be bound; except for violations, conflicts, breaches or defaults which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby.

  SECTION 3.4. CONSENTS. Except as set forth on Schedule 3.4, no consent, approval or authorization of, exemption by, or filing with, any governmental or regulatory authority, or any third party, is required in connection with the execution, delivery and performance by Meridian of this Agreement or the consummation by Meridian of the transactions contemplated hereby.

  SECTION 3.5. FUNDS AVAILABLE. Meridian and Merger Company have or will have available to them sufficient funds to perform all of their respective obligations pursuant to this Agreement.

  SECTION 3.6.  MERGER COMPANY.  At or prior to the Closing:

  (a) Merger Company shall be a corporation duly organized and validly existing under the laws of the State of Minnesota, with the corporate power and authority to adopt, deliver and perform the Plan of Merger and to consummate the transactions of Merger Company contemplated thereby and by this Agreement.

  (b) The adoption, delivery and performance by Merger Company of the Plan of Merger and the consummation by Merger Company of the transactions contemplated thereby and by this Agreement shall have been duly authorized by all necessary corporate action on the part of Merger Company, and the Plan of Merger shall have been duly and validly adopted by Merger Company and constitute its valid and binding obligation, enforceable against Merger Company in accordance with its terms, subject to bankruptcy, receivership, insolvency, reorganization, moratorium or similar laws affecting or relating to creditors' rights generally and subject to general principles of equity.

  (c) The adoption, delivery and performance by Merger Company of the Plan of Merger and the consummation by Merger Company of the transactions contemplated thereby and by this Agreement will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which Merger Company is subject, (ii) violate any order, judgment or decree applicable to Merger Company, or (iii) conflict with, or result in a breach or default under, any term or condition of the Articles of Incorporation or By-Laws of Merger Company.

  SECTION 3.7. GAAP FINANCIAL STATEMENTS. Meridian has previously delivered to Citizens and Citizens Mutual true and complete copies of audited financial statements (the "Meridian GAAP Financial Statements") for the years ended December 31, 1993, December 31, 1994, and December 31, 1995 for Meridian (prepared on a consolidated basis). The Meridian GAAP Financial Statements so provided were prepared in accordance with GAAP applied on a consistent basis and present fairly, in all material respects, the financial condition, results of operations and changes in financial position of Meridian as of the dates or for the periods covered thereby, in conformity with GAAP.

  SECTION 3.8. STATUTORY FINANCIAL STATEMENTS. (a) Meridian has previously delivered to Citizens and Citizens Mutual true and complete copies of (i) the audited combined statutory financial statements of Meridian Mutual and affiliates (including statements of operations, unassigned surplus and cash flows) for the fiscal years ended December 31, 1990 to 1994 (the "Meridian Audited SAP Financial Statements"), and (ii) the unaudited combined statutory financial statements of Meridian Mutual and affiliates for the interim periods ended March 31, 1995, June 30, 1995 and September 30, 1995 (the "Meridian Unaudited Interim SAP Financials"). The Meridian Audited SAP Financial Statements present fairly in all material respects the combined financial condition of Meridian Mutual and affiliates at such dates and results of operations for such periods and were prepared in accordance with SAP, and the Meridian Unaudited Interim SAP Financial Statements present fairly in all material respects the combined financial condition of Meridian Mutual and affiliates at such dates and results of operations for such periods and were prepared in accordance with SAP, except for the absence of notes and subject to normal year-end adjustments which are not material to the Meridian Companies in amount or effect.

  (b) Annual Statements required to be filed with applicable insurance regulatory authorities on the respective forms prescribed or permitted by such authorities (the "Meridian Annual Statements") for Meridian Mutual and Meridian Security for the years ended December 31, 1991, 1992, 1993, 1994 and 1995 have been filed with the appropriate regulatory authorities in all jurisdictions in which such filing is required. The Meridian Annual Statements were prepared in accordance with accounting practices prescribed or permitted by such regulatory authorities, applied on a consistent basis throughout the related periods except as otherwise stated therein, and presented fairly in all material respects the statutory financial position of the respective company at the dates of, and the statutory results of operations for the respective company for the periods covered by, such statutory statements.

  SECTION 3.9. RESERVES. The aggregate actuarial reserves and other actuarial amounts held in respect of liabilities with respect to Meridian Mutual and Meridian Security as established or reflected in their combined financial statements as of September 30, 1995:

        (a) (i) were determined in accordance with generally accepted actuarial standards consistently applied, (ii) were fairly stated in accordance with sound actuarial principles, and (iii) were based on reasonable and appropriate actuarial assumptions;

       (b) met the requirements of the applicable insurance laws of the State of Indiana, or any other state having such jurisdiction, in all material respects; and

       (c) were adequate (under generally accepted actuarial standards consistently applied) to cover the total amount of all reasonably anticipated matured and unmatured liabilities of Meridian Mutual and Meridian Security under all outstanding insurance policies pursuant to which Meridian Mutual or Meridian Security has any liability;

SUBJECT, HOWEVER, to normal year-end adjustments which shall not be material to the Meridian Companies in amount or effect.

  SECTION 3.10. NO UNDISCLOSED LIABILITIES. None of the Meridian Companies has any debts, obligations or liabilities of whatever kind or nature, either direct or indirect, absolute or contingent, matured or unmatured (the "Meridian Liabilities"), except debts, obligations and liabilities that are fully reflected in, or reserved against on, the Meridian GAAP Financial Statements, the Meridian Audited SAP Financial Statements or the Meridian Unaudited Interim SAP Financial Statements, except for liabilities arising from the ordinary course of business that are not required to be reflected in a balance sheet prepared in accordance with GAAP or SAP (as the case may be), and except for changes in the Meridian Liabilities arising from the ordinary course of business since the respective dates of such financial statements, none of which changes, individually or in the aggregate, have had a Meridian Material Adverse Effect.

  SECTION 3.11. REGULATORY FILINGS. Meridian has previously delivered or made available to Citizens and Citizens Mutual true and complete copies of all filings which were made by the Meridian Companies within the past three years with the Indiana Department of Insurance (the "Indiana Department") or any other department of insurance in any jurisdiction where any of the

Meridian Companies is required to make such filings. Each of such filings, as of its respective date, complied as to form and content in all material respects with the provisions of applicable law.

  SECTION 3.12 . SEC REPORTS. Meridian has delivered or made available to Citizens and Citizens Mutual (i) each registration statement, Current Report on Form 8-K, Quarterly Report on Form 10-Q, annual report to shareholders, proxy statement or information statement prepared by it since January 1, 1992, (ii) an Annual Report on Form 10-K for each of the years ended December 31, 1991, 1992, 1993 and 1994, and (iii) a Quarterly Report on Form 10-Q for each of the periods ended March 31, June 30 and September 30, 1995, each in the form (including exhibits) filed with Securities and Exchange Commission (collectively, the "Meridian SEC Reports"). As of its respective date, each of the Meridian SEC Reports did not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the balance sheets included in or incorporated by reference into the Meridian SEC Reports (including the related notes and schedules) fairly presents the financial position of Citizens as of its date, and each of the statements of income, of shareholders' equity and of cash flows included in or incorporated by reference into the Meridian SEC Reports (including the related notes and schedules) fairly presents the results of operations, shareholders' equity and cash flows, as the case may be, of Meridian for the period set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material to Meridian in amount or effect), in each case in accordance with generally accepted accounting principals consistently applied during the periods involved, except as may be noted therein. Other than the Meridian SEC Reports, Meridian has not filed any other definitive reports or statements with the Securities and Exchange Commission since January 1, 1992.

  SECTION 3.13. LITIGATION. There are no proceedings or investigations (other than claims in the ordinary course of the insurance business), pending or threatened against, relating to, involving or otherwise affecting any of the Meridian Companies, which individually or in the aggregate may have a material adverse effect on the business, results of operations or financial condition of the Meridian Companies (considered as a whole) (a "Meridian Material Adverse Effect").

  SECTION 3.14. COMPLIANCE WITH LAW. (a) None of the Meridian Companies is in violation in any material respect (or, with notice or lapse of time or both, would be in violation in any material respect) of any term or provision of any applicable law, regulation, rule, ordinance, order, judgment, writ or injunction of any federal, state or local government or instrumentality or agency thereof, or of any court, which violation may reasonably be expected to have a Meridian Material Adverse Effect, and Meridian and Meridian Mutual are not aware of any facts or circumstances which may constitute or result in any such violation.

       (b) None of the Meridian Companies is a party to any contract with or other undertaking to, or is subject to any order by, or is a recipient of any supervisory letter or other oral or written communication of any kind from, any governmental entity that (i) currently materially and adversely affects the business, results of operations or financial condition of the Meridian Companies (considered as a whole), including without limitation, reserve adequacy, investment, sales or trade practices and policies, underwriting practices and policies, or management, or (ii) may reasonably be expected to materially and adversely affect the business, results of operations or financial condition of any of the Meridian Companies. None of the Meridian Companies has been advised by a governmental entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any order, contract or other communication of the kind described above in this Section 3.14.

  SECTION 3.15. AUTHORITY TO CONDUCT INSURANCE BUSINESS. Each of Meridian Mutual and Meridian Security is an insurance company licensed or authorized to write insurance coverages in its state of incorporation, and each of Meridian Mutual and Meridian Security holds a license and is fully qualified as a foreign insurer to conduct its respective business in each jurisdiction in which such licensure or qualification is required therefor, and there is no other jurisdiction in which the failure to hold a license or to be so qualified to conduct the business as is now being conducted by the respective company would have a Meridian Material Adverse Effect. No such license or certificate of authority has been revoked, restricted, suspended, limited or modified nor is any license or certificate of authority the subject of, nor, to the knowledge of Meridian, is there a basis for, a proceeding for, or a threatened proceeding for, revocation, restriction, suspension, limitation or modification, nor is Meridian Mutual or Meridian Security operating under any formal or informal agreement or understanding with the licensing authority of any state that restricts its authority to do business or requires any such company to take, or refrain from taking, any action.

  SECTION 3.16. PROPERTIES. Each of Meridian Companies has good title to all properties and assets material to the conduct of its business, which it purports to own, including, without limitation, all property reflected in the Meridian GAAP Financial Statements or Meridian Audited SAP Financial Statements, or acquired since the date of such financial statements, except (a) in all cases to the extent such assets or properties have been sold or otherwise disposed of in the ordinary and usual course of business since that date or (b) to the extent such failure to have good title would not have a Meridian Material Adverse Effect.

  SECTION 3.17. INTELLECTUAL PROPERTY. There are no infringement suits pending, or to the best knowledge of Meridian, threatened, against any of the Meridian Companies with respect to any copyright, trademark, trade name, service mark, or patent covered under federal or state common law or statutory law, whether or not registered, used by any of the Meridian Companies in a way that is material to the conduct of their respective businesses, which would have a Meridian Material Adverse Effect, and neither Meridian nor Meridian Mutual knows of any fact or condition which could give rise to any such infringement suit.

  SECTION 3.18.  ENVIRONMENTAL LAWS AND PERMITS.  Each of the Meridian
Companies is in compliance with any and all laws, regulations, rules, ordinances, orders, judgments, permits, agreements, licenses or other governmental restrictions or requirements relating to health, the environment or the release by such Meridian Company of any materials into the environment, now in effect in any and all jurisdictions, in which the Meridian Companies are or from time to time may be doing business, except where such failure to comply would not have a Meridian Material Adverse Effect.

  SECTION 3.19. TAXES. (a) All federal income tax returns required to be filed by the Meridian Companies have been properly and timely filed with the Internal Revenue Service, (b) all state and local income tax returns required to be filed by the Meridian Companies have been properly and timely filed with the appropriate state or local taxing authorities, except where the failure so to file such state and local income tax returns would not have a Meridian Material Adverse Effect, and (c) all federal, state and local tax information returns required to be filed by the Meridian Companies have been properly and timely filed with the appropriate federal, state or local taxing authorities, except where the failure so to file such information returns would not have a Meridian Material Adverse Effect. Such income tax returns were true, correct and complete in all material respects at the time filed, and the Meridian Companies have paid all taxes shown to be due on such returns. The Meridian Companies have adequately reserved, in accordance with GAAP, on the GAAP Financial Statements, and in accordance with SAP, on the Audited SAP Financial Statements, for the payment of all unpaid federal, state and local taxes, including interest and penalties, payable in respect of any taxable event or period (including interim periods) ending on the dates of such financial statement and for all periods prior thereto, except where any deficiencies would not have a Meridian Material Adverse Effect. There are no outstanding deficiencies, assessments or proceedings for the assessment or collection of taxes or any material dispute as to taxes against or involving any of the Meridian Companies that would have a Meridian Material Adverse Effect.

  SECTION 3.20. EMPLOYEE BENEFIT PLANS. All employee benefit plans, as defined in Subsection 3(3) of ERISA, and all other arrangements, agreements, or programs for deferred compensation, bonuses, severance pay, or employee fringe benefits covering current or former employees of the Meridian Companies that the Meridian Companies currently maintain or to which the Meridian Companies contribute, or are obligated to contribute, and all related trusts and insurance contracts comply in form and in operation in all material respects with all applicable laws and regulations, including, without limitation, the applicable requirements of ERISA and the Code, except where any failure to comply would not have a Meridian Material Adverse Effect.

  SECTION 3.21. CONTRACTS AND COMMITMENTS. None of the Meridian Companies is in default under any material agreement, commitment, arrangement, lease, insurance policy, or other instrument, whether entered into in the ordinary course of business or otherwise, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except, in all cases, where such default would not have a Meridian Material Adverse Effect.

                                   ARTICLE IV

                              PRE-CLOSING COVENANTS

  From the date hereof through the Closing Date, the parties covenant and agree as follows:

  SECTION 4.1. GENERAL. Each of the parties will use its good faith efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including, without limitation, the Merger, the reconfiguration of the Citizens Mutual Board of Directors as contemplated by Section 1.7, and the satisfaction, but not waiver, of the closing conditions set forth in Articles VI and VII below); PROVIDED, HOWEVER, that nothing contained in this Agreement shall constitute an obligation or agreement of Citizens Mutual to vote its shares of Citizens Common Stock and Citizens Preferred Stock in favor of the Merger and other transactions contemplated by this Agreement at the meeting of the shareholders of Citizens contemplated by Section 4.5(a).

  SECTION 4.2. NOTICES AND CONSENT. Each of the parties to this Agreement will, individually and in cooperation with the other parties, give any notices to, make any filing with, and use good faith efforts to obtain any authorizations, consents, and approvals of, governments and governmental agencies and any other third parties that are necessary, proper or advisable in connection with the transactions contemplated by this Agreement (including, without limitation, the Merger and the reconfiguration of the Citizens Mutual Board of Directors as contemplated by Section 1.7). Without limiting the generality of the foregoing, each of the parties will file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use good faith efforts to obtain a waiver from the applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper or advisable.

  SECTION 4.3. OPERATION OF BUSINESS. Except as set forth in Schedule 4.3, as otherwise contemplated by this Agreement or as Meridian may otherwise consent to in writing: (a) each of the Citizens Companies will: (i) operate only in the ordinary course of business in substantially the same manner as its business has historically been conducted; (ii) use good faith efforts to keep available the services of its present executive officers and key employees; and

(iii) use good faith efforts to preserve its relationships with employees and agents, lenders, suppliers, policyholders, licensors and licensees, insurance departments and others having material business dealings with the Citizens Companies; and (b) none of the Citizens Companies will: (i) issue, sell or deliver any shares of its capital stock or issue or sell any securities convertible into or exchangeable for, or options with respect to, or warrants to purchase or rights to subscribe to any of its capital stock; (ii) effect any recapitalization, reclassification, stock dividend, stock split or similar change in capitalization; (iii) merge with or into, consolidate or otherwise combine with, or acquire all or substantially all of the assets of, any other entity (except as may be permitted under Section 4.6 of this Agreement);
(iv) make any commitments that extend beyond the Closing Date in an amount individually exceeding $25,000; (v) change any provision of its Articles of Incorporation or By-Laws or similar governing documents; (vi) permit any material insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated or any of the coverage thereunder to lapse unless simultaneously with such termination or cancellation replacement policies reasonably satisfactory to Meridian are in full force and effect; (vii) enter into any material contract, lease or other agreement other than in the ordinary course of business, that extends by its terms beyond the Effective Time; (viii) amend or cancel or agree to the amendment or cancellation of any reinsurance agreement, treaty or arrangement; (ix) make any material change in any accounting methods or practices; (x) effect any increases in salary, bonuses or otherwise increase or enhance any employee or officer compensation or benefits other than in the ordinary course of business consistent with past practices or make any employment commitments to existing employees that extend by their terms beyond the Effective Time, except such as are consistent with Section 5.4 and Section 7.10(c) hereof; or (xi) enter into any agreement or understanding to do any of the things described in clauses (i) through (x) above.

  SECTION 4.4. FULL ACCESS. Citizens and Citizens Mutual shall permit representatives of Meridian to have full access at all reasonable times to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the Citizens Companies.

  SECTION 4.5. SHAREHOLDERS' MEETING. (a) Citizens shall prepare and file with the Securities and Exchange Commission (the "SEC"), as soon as is reasonably practicable, the required proxy materials relating to shareholder approval of the Merger and shall use its good faith efforts to obtain clearance by the SEC of the mailing of such material to the Citizens shareholders. After such clearance is obtained, Citizens shall promptly call a meeting of its shareholders to be held at the earliest date that is reasonably practicable for the purpose of voting on this Agreement and the transactions contemplated hereby. Subject to the provisions of Section 4.5(b) hereof, Citizens shall, through its Board of Directors, recommend to its shareholders approval of the Merger and of the other transactions contemplated by this Agreement (to the extent such shareholder approval is required for such other transactions).

  (b) The Board of Directors of Citizens may fail to make the foregoing recommendation, or withdraw, modify or change any such recommendation in a manner adverse to Meridian or approval of the Merger, if such Board of Directors, after having consulted with and considered the advice of outside counsel, has reasonably determined in good faith that the making of such recommendation, or the failure to withdraw, modify or change its recommendation, would constitute a breach of the fiduciary duty of the members of such Board of Directors under applicable law.

  SECTION 4.6. ACQUISITION NEGOTIATIONS. During the period from the date of this Agreement to the Effective Time, Citizens shall not without the prior written consent of Meridian authorize or permit any of its officers, directors, employees or agents to directly or indirectly solicit, initiate or encourage any inquiries relating to, or the making of any proposal which constitutes, a Takeover Proposal (as defined below), or recommend or endorse any Takeover Proposal, or participate in any discussions or negotiations, or provide third parties with any nonpublic information, relating to any such inquiry or proposal or otherwise facilitate any effort or attempt to make or implement a Takeover Proposal; provided, however, that, following prior written notice to Meridian, Citizens may, and may authorize and permit its officers, directors, employees and agents to,

       (i) provide a third party with nonpublic information (subject to execution of an appropriate confidentiality agreement requiring, that all confidential or non-public information provided to such third party or its representatives shall be used exclusively for the purpose of evaluating the possible Takeover Proposal and not for any other purpose) or otherwise facilitate any offer or attempt by that third party to make a Takeover Proposal,

       (ii) participate in discussions and negotiations with that third party relating to any Takeover Proposal, and

       (iii) recommend or endorse any Takeover Proposal with or by that third party, if the Board of Directors of Citizens, after having consulted with and considered the advice of outside counsel, has reasonably determined in good faith that the failure to do so would cause the members of such Board of Directors to breach their fiduciary duties under applicable law. The prior written notice to Meridian required by the foregoing sentence shall include the identity of the third party and shall be maintained by Meridian on a confidential basis. As used in this Agreement, "Takeover Proposal" shall mean, with respect to any person, any tender or exchange offer, proposal for a merger, consolidation or other business combination involving any of the Citizens Companies or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, any of the Citizens Companies other than the transactions contemplated or permitted by this Agreement.

  SECTION 4.7. POLICYHOLDERS' MEETING. Citizens Mutual shall promptly call a meeting of its policyholders to be held at the earliest date that is reasonably practicable for the purpose of ratifying this Agreement and voting on the reconstitution of the Board of Directors of Citizens Mutual, as contemplated by
Section 1.7 of this Agreement, and Citizens Mutual shall (absent the existence of an event which has a Meridian Material Adverse Effect), through its Board of Directors, recommend to its policyholders the ratification of this Agreement and the approval of such reconstitution of the Board of Directors, as contemplated by Section 1.7 of this Agreement.

  SECTION 4.8. REPRESENTATION LETTER OF ESOP TRUSTEE. Citizens and Citizens Mutual shall use their good faith efforts to cause the ESOP Trustee to provide to Meridian and Citizens Mutual the ESOP Trustee's written representations, dated the date of Closing and substantially in the form of Exhibit J (Representation Letter of ESOP Trustee), that the ESOP Trustee has made an independent investigation of the proposed Merger and the transactions contemplated by this Agreement (including use of the Merger proceeds to pay the outstanding balance due under the ESOP Note) and determined that such Merger and transactions are in the best interests of the ESOP and its beneficiaries, and that all allocated and unallocated ESOP Shares have been voted in accordance with the provisions of the ESOP and applicable laws.





                                    ARTICLE V

                                 OTHER COVENANTS

  The parties agree as follows with respect to the period following the
Closing:

  SECTION 5.1. GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes and interest of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party.

  SECTION 5.2. CONTINUITY OF IDENTITY AND OPERATIONS FOR CITIZENS INSURANCE COMPANIES. Meridian acknowledges the importance of Citizens Mutual and the Citizens Subsidiaries to the community of Red Wing, Minnesota. Accordingly, through at least December 31, 1999,

Meridian shall cause Citizens Mutual to continue to operate under its present corporate name and shall cause Citizens Mutual and the Citizens Subsidiaries to continue to maintain substantial business operations and employment in the Red Wing, Minnesota, area.

  SECTION 5.3. INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE. (a) For a period of at least five years after the Effective Time, Meridian shall not, and shall not permit any of its affiliates to, take any action to change, alter or diminish the rights to indemnification and reimbursement or advancement of expenses by the Citizens Companies now existing in favor of each present and former director, officer, employee and agent of any of the Citizens Companies (the "Indemnified Parties") as provided in their respective articles or certificate of incorporation in effect on the date hereof; PROVIDED that, in the event any claim or claims are asserted or made within such five-year period, all rights to indemnification and reimbursement or advancement of expenses with respect of any such claim or claims shall continue until final disposition of any and all such claims.

       (b) To the extent not otherwise provided for in the rights to indemnification referred to in Section 5.3(a) hereof, Meridian shall, subject to the terms set forth herein, indemnify and hold harmless an Indemnified Party, and advance costs and expenses (including reasonably attorneys' fees) as incurred, in each case to the fullest extent permitted under applicable law (PROVIDED, the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification), in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the transactions contemplated by this Agreement, for a period of five years after the Effective Time; PROVIDED that, in the event any claim or claims are asserted or made within such five-year period, all rights to such indemnification and advancement of expenses in respect of the defense of any such claim or claims shall continue until final disposition of any and all such claims.

       (c)  Any Indemnified Party wishing to claim indemnification under
Section 5.3(a) or (b), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Meridian thereof, but the failure to so notify shall not relieve Meridian of any liability it may have to such Indemnified Party except to the extent such failure materially prejudices Meridian. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Meridian shall have the right to assume the defense thereof, and Meridian shall not be liable to such Indemnified Parties for any advancement of legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that, if Meridian elects not to assume such defense or if counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Meridian and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Meridian shall advance all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; PROVIDED, HOWEVER, that (i) Meridian shall be obligated to advance costs and expenses for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, and (ii) all Indemnified Parties shall cooperate in good faith in the defense of any such matter. If full indemnity is not available with respect to any Indemnified Party, Meridian and the

Indemnified Party shall contribute to the amount payable in such proportion as is appropriate to reflect faults and benefits.

       (d) For a period of five years from the Effective Time, Meridian shall use good faith efforts to provide that portion of directors' and officers' liability insurance that serves to reimburse the present and former officers and directors of each of the Citizens Companies (determined immediately prior to the Effective Time) with respect to claims against such officers and directors arising from facts or events which occurred before the Effective Time but were not previously reported to the Citizens Companies' insurance carriers, which insurance shall contain substantially at least the same coverage and amounts, and contain terms and conditions substantially no less advantageous, as that coverage currently provided by the Citizens Companies; provided, that officers and directors of the Citizens Companies may be required to make application and provide customary representations and warranties to Meridian's or the Citizens Companies' insurance carrier for the purpose of obtaining such insurance; and provided, further, that such coverage will have a single aggregate for such five-year period in an amount not less than the annual aggregate of such coverage currently provided by the Citizens Companies.

       (e) The provisions of this Section 5.3 shall survive the Closing , shall be binding on all successors and assigns of Meridian, and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

  SECTION 5.4. CITIZENS EMPLOYEES. This Section 5.4 sets forth certain agreements of Meridian with Citizens and Citizens Mutual regarding the employees of Citizens Mutual (the "Citizens

Employees") following the Closing. At or prior to the Closing, Meridian and Citizens Mutual shall provide a joint letter to each of the Citizens Employees establishing the applicable agreements contained in this Section 5.4.

  (a) The Citizens Employees listed on Schedule 5.4(a) will be offered continued employment in Red Wing, Minnesota in their present or similar capacities with Citizens Mutual (and at not less than their current cash compensation levels) until the earlier of (i) the date on which such Citizens Employees are offered employment with Vis'n (as defined in Section 6.15 hereof) or (ii) the first anniversary date of the date of the Closing; and until the earlier of such dates the employment of such Citizens Employees may not be terminated except for failure to meet reasonable performance expectations consistent with their respective job descriptions, failure to comply with applicable employment policies, or misconduct.

  (b) The Citizens Employees listed on Schedule 5.4(b) will be offered continued employment in Red Wing, Minnesota in their present or similar capacities with Citizens Mutual (and at not less than their current cash compensation levels) after the date of the Closing, and, during the period beginning on such Closing date through December 31, 1997, the employment of such Citizens Employees may not be terminated except for failure to meet reasonable performance expectations consistent with their respective job descriptions, failure to comply with applicable employment policies, or misconduct. Such employment shall continue to be in Red Wing, Minnesota throughout such period.

  (c) The Citizens Employees listed on Schedule 5.4(c) will be offered continued employment in Red Wing, Minnesota in their present or similar capacities with Citizens Mutual (and at not less than their current cash compensation levels) after the date of the Closing, and, during the period beginning on such Closing date through December 31, 1998, the employment of such Citizens Employees may not be terminated except for failure to meet reasonable performance expectations consistent with their respective job description, failure to comply with applicable employment policies, or misconduct. Such employment shall continue to be in Red Wing, Minnesota throughout such period.

  (d) Continued employment following the Closing is not contemplated with respect to the Citizens Employees listed on Schedule 5.4(d). In the event the employment of any such Citizens Employee is terminated on or after the date of the Closing, such terminated Citizens Employee will be offered a severance package, substantially as follows: (i) supervisory employees would be offered their then current salary and benefits for a period of eight weeks, plus an additional week for each full year of service with Citizens Mutual as of the time of termination of employment, and (ii) non-supervisory employees would be offered their then current salary and benefits for a period of four weeks, plus an additional week for each full year of service with Citizens Mutual as of the date of termination of employment.

  (e) No severance package (other than existing arrangements or agreements contemplated by this Agreement) or offer of continued employment will be made to the Citizens Employees and other persons listed on Schedule 5.4(e). Citizens and Citizens Mutual represent and warrant that the Schedules provided for in this Section 5.4 include all of the Citizens Employees.

  (f) All employment policies and benefit plans for continuing employees of Citizens Mutual will continue in full force and effect until December 31, 1996. Effective January 1, 1997, all existing Citizens Mutual employee benefit plans will be terminated or merged into or amended to be consistent with Meridian employee benefit plans, and all other existing Citizens Mutual employment policies and practices will be changed to be consistent with Meridian employment policies and practices. For purposes of determining participation and vesting (but not for calculating benefits) under the employee benefit plans of Meridian, each Citizens Employee will be credited with his or her length of service while employed by Citizens Mutual. After December 31, 1996, and except as otherwise provided in this Section 5.4, Citizens Employees will be governed by Meridian's employment policies and practices as they may be changed from time to time.

  (g) The provisions of this Section 5.4 are not intended and shall not be construed to give any Citizens Employee or any person other than the parties to this Agreement any legal or equitable right, remedy or claim under or in respect of this Agreement. Any rights of the Citizens Employees contemplated by this
Section 5.4 shall be established by and arise under the separate joint letter to be provided to each of the Citizens Employees, as contemplated by this Section
5.4 and by Section 7.10.



                                   ARTICLE VI

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF MERIDIAN

  The obligations of Meridian under this Agreement shall, at the option of Meridian, be subject to the satisfaction, at or prior to the time of the Closing, of the following conditions:

  SECTION 6.1.  NO MISREPRESENTATION OR BREACH OF COVENANTS OR WARRANTIES.   As
of the time of Closing, (a) there shall have been no material breach by Citizens or Citizens Mutual in the performance of any of its covenants and agreements herein, (b) each of the representations and warranties of Citizens and Citizens Mutual contained in this Agreement shall have been true and correct as of the date of execution of this Agreement, and (c) each of the representations and warranties of Citizens and Citizens Mutual contained in this Agreement, without regard to any qualification, materiality threshold or reference to immateriality or a Citizens Material Adverse Effect, shall be true and correct as of the date of the Closing as though made on and as of such date (PROVIDED, that each of the representations and warranties made as of a particular date need only be true and correct as of that date), except for any inaccuracies which, individually or in the aggregate, have not had a Citizens Material Adverse Effect; PROVIDED, HOWEVER, that there shall be deemed not to be such a Citizens Material Adverse Effect to the extent that such effect is the result of the announcement of the Merger or the result of transactions contemplated by this Agreement.

  SECTION 6.2. OFFICERS' CERTIFICATES. Citizens and Citizens Mutual shall have delivered to Meridian a certificate, dated the date of the Closing and executed by the chief executive officer and by the chief financial officer or an executive vice president of Citizens and Citizens Mutual, certifying that the conditions set forth in Section 6.1 hereof have been fulfilled. In addition, Citizens and Citizens Mutual shall have delivered to Meridian a certificate, dated the date of the Closing and executed by the corporate secretary or assistant corporate secretary of Citizens and Citizens Mutual, certifying as to: the articles of incorporation, by-laws and corporate existence of each of the Citizens Companies; that the resolutions (true and complete copies of which shall be attached to the certificate) of the Boards of Directors of Citizens and Citizens Mutual with respect to this Agreement and the transactions contemplated hereby have been duly and validly adopted and are in full force and effect; that the resolutions (true and complete copies of which shall be attached to the certificate) of the shareholders of Citizens with respect to this Agreement and the transactions contemplated hereby have been duly and validly adopted and are in full force and effect; that any resolutions (true and complete copies of which shall be attached to the certificate) of the policyholders or members of Citizens Mutual with respect to this Agreement and the transactions contemplated hereby, if any such resolutions are required, have been duly and validly adopted and are in full force and effect; and as to the incumbency and signatures of certain officers of Citizens and Citizens Mutual.

  SECTION 6.3. LETTER AS TO TRANSACTION COST. Citizens and Citizens Mutual shall have delivered to Meridian a letter, dated the date of the Closing and executed by the chief financial officer and the treasurer of Citizens and Citizens Mutual, setting forth all Transaction Costs (as defined in Section 10.2) paid or incurred by the Citizens Companies (whether paid or payable before or after the Effective Time), in connection with this Agreement or the transactions contemplated hereby, and specifying in reasonable detail the amount of such Transaction Costs in a manner that will enable the parties to determine the amount of the Transaction Costs Adjustment, if any, as that term is defined in Section 10.2. Such letter shall be based upon facts and such good faith estimates as may be reasonable under the circumstances; provided, however, that the letter shall clearly indicate the amounts that are estimated and the basis for the estimates.

  SECTION 6.4. APPROVAL OF CITIZENS' SHAREHOLDERS AND CITIZENS MUTUAL'S POLICYHOLDERS. (a) The Merger shall have been approved and adopted at a duly called meeting of the shareholders of Citizens by the requisite vote of the issued and outstanding shares of Citizens Common Stock and Citizens Preferred Stock entitled to vote thereon, voting as separate classes.

  (b) This Agreement and the reconstitution of the Board of Directors of Citizens Mutual, as contemplated by Section 1.7 of this Agreement, shall have been approved at a duly called meeting of the policyholders of Citizens Mutual by the requisite vote of policyholders entitled to vote thereon.

  SECTION 6.5. DISSENTING SHARES. The holders of not more than 5% of the issued and outstanding shares of Citizens Common Stock at the Effective Time shall have delivered written notice of intent to demand payment of the fair value of their shares of Citizens Common Stock pursuant to the Minnesota Dissenters' Rights Statute, and Citizens Mutual shall not have delivered written notice of intent to demand payment of the fair value of the shares of Citizens Preferred Stock pursuant to the Minnesota Dissenters' Rights Statute.

  SECTION 6.6. REGULATORY APPROVAL. All approvals, authorizations and consents from governmental and regulatory bodies required for the transactions contemplated by this Agreement and to permit the business currently carried on by the Citizens Companies to continue to be carried on substantially in the same manner following the Effective Time, shall have been obtained and shall be in full force and effect (including, without limitation, approvals by appropriate insurance regulators in the states of Minnesota, Indiana and Ohio), and Meridian shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such approvals, authorizations and consents. There shall not have been any action taken by any court, arbitration tribunal or any governmental or regulatory body prohibiting or making illegal at the time of the Closing or the Effective Time any of the transactions contemplated by this Agreement.

  SECTION 6.7. HART-SCOTT-RODINO. The waiting period required under the Hart-Scott-Rodino Act, including any extension thereof, shall have terminated or expired prior to the time of the Closing.

  SECTION 6.8. THIRD PARTY CONSENTS. All consents, permits and approvals from parties to material contracts or other material agreements with the Citizens Companies required in connection with the transactions contemplated hereby shall have been obtained (including, without limitation, any consents required for the continued use by the Citizens Companies of computer software or hardware material to the business of the Citizens Companies licensed or leased to Citizens Mutual for use by any of the other the Citizens Companies).

  SECTION 6.9. BOARDS OF DIRECTORS. The respective Boards of Directors of the Citizens Companies shall be reconstituted as follows:

       (a) CITIZENS SUBSIDIARIES: The six current directors of Meridian Security, plus the current President and the current Vice President of Marketing of Citizens.

       (b) CITIZENS MUTUAL: The six current directors of Meridian Security, plus the current Vice President of Marketing of Citizens Mutual and the current President of Citizens Mutual.

       (c) MISSISSIPPI VALLEY CORPORATION: Such persons as may be designated by Meridian not less than five days prior to the Closing.

In addition, any amendments to the articles or certificate of incorporation or bylaws of any of the Citizens Companies necessary for the foregoing shall have been adopted and become effective.

  SECTION 6.10. OFFICERS. Each officer of each of the Citizens Insurance Companies shall have tendered his or her resignation as an officer, effective as of the Effective Time, and arrangements reasonably satisfactory to Meridian shall have been made providing for the appointment of the Chief Executive Officer of Meridian as the Chairman of the Board, President and Chief Executive Officer of each of the Citizens Insurance Companies, effective at the Effective Time. In addition, each officer of each other Citizens Company shall have tendered his or her resignation as an officer, effective as of the Effective Time.

  SECTION 6.11. REINSURANCE POOLING AGREEMENT. All regulatory approvals necessary for the execution of the Reinsurance Pooling Agreement, substantially in the form of Exhibit B, by all parties thereto shall have been obtained, and the Citizens Insurance Companies shall have entered into that Pooling Reinsurance Agreement, effective as of the Effective Time.

  SECTION 6.12. MANAGEMENT SERVICES AGREEMENTS. All regulatory approvals necessary for the execution of the Management Services Agreements, substantially in the forms of Exhibits C-1 and C-2, by all parties thereto shall have been obtained, and the Citizens Insurance

Companies shall have entered into those Management Services Agreements, effective as of the Effective Time.

  SECTION 6.13. NO MATERIAL ADVERSE CHANGE. Since December 31, 1995, there shall have been no material adverse change in the business of the Citizens Companies (considered as a whole) or in the consolidated results of operations or consolidated financial condition of either Citizens (considered as a whole) or Citizens Mutual (considered as a whole); PROVIDED, HOWEVER, that there shall be deemed not to be such a material adverse change to the extent that such change is the result of the announcement of the Merger or the result of transactions contemplated by this Agreement.

  SECTION 6.14. CERTAIN PERSONNEL MATTERS. (a) Spencer Broughton shall have entered into the Consulting Services Agreement, substantially in the form of Exhibit D.

       (b) Scott Broughton shall have entered into the Employment Agreement, substantially in the form of Exhibit E.

  SECTION 6.15. VIS'N MATTERS. Scott Broughton, Kirk Simmons, Meridian and Citizens Mutual shall have entered into a letter agreement (the "Vis'n Letter") regarding a corporation to be organized by Scott Broughton and Kirk Simmons ("Vis'n"). The Vis'n Letter shall provide among other matters that, upon Vis'n's formation and Meridian's reasonable satisfaction that Vis'n is then or will be authorized to conduct business and to enter into the contracts and transactions contemplated by this Section 6.15, Vis'n or Vis'n and Citizens Mutual, as the case may be, will do the following:

       (a) Vis'n will offer employment, with at least substantially the same compensation as provided by Citizens Mutual, to the Citizen employees listed on Schedule 5.4(a), such employment to be effective on or about the commencement date of the Claims Administration Agreement and Software and Hardware Systems Agreement referred to in Sections 6.15(c) and (d) hereof; and Vis'n will immediately reimburse Citizens Mutual or Meridian for any required payments in respect of unused vacation time or personal leave time made to such Citizens Employees who accept Visn's employment offer (or will allow Citizens Mutual or Meridian to deduct such payments from amounts otherwise payable to Vis'n under the Claims Administration Agreement and Software and Hardware Support Agreement referred to in Sections 6.15(c) and (d) hereof);

       (b) Vis'n and Citizens Mutual will enter into the Real Estate Sublease Agreement, substantially in the form of Exhibit F.

       (c) Vis'n and Citizens Mutual will enter into the Claims Administration Agreement, substantially in the form of Exhibit G.

       (d) Vis'n and Citizens Mutual will enter into the Software and Hardware Support Agreement, substantially in the form of Exhibit H.

       (e) Vis'n and Citizens Mutual will enter into the Office Equipment Lease Agreement, substantially in the form of Exhibit I.

       (f) Vis'n will pay $3,000 of the monthly consulting fees payable by Citizens Mutual to Michael L. Halvorson under a certain Independent Consultant Agreement with Citizens Mutual.

  SECTION 6.16. ESOP AND PLAN MATTERS. The actions to be taken by or in respect of the ESOP described in Section 1.5 shall have been taken.

  SECTION 6.17.   OPINION OF COUNSEL FOR CITIZENS AND CITIZENS MUTUAL.
Meridian shall have received from separate counsel for Citizens and for Citizens Mutual, opinions dated the date of the Closing, in form and substance reasonably satisfactory to Meridian.

  SECTION 6.18. FAIRNESS OPINION. The fairness opinion Meridian has received from the investment banking firm of McDonald & Company Securities, Inc., to the effect that the consideration to be paid by Meridian to the shareholders of Citizens pursuant to the Merger is fair, from a financial point of view, to the shareholders of Meridian, shall have been updated to the time of Closing in form and substance reasonably satisfactory to the Board of Directors of Meridian.

  SECTION 6.19. HALVORSON ARRANGEMENTS. The First Amended Software Agreement, dated March 21, 1996, between Michael L. Halvorson and Citizens Mutual shall be in effect.

                                   ARTICLE VII

                     CONDITIONS PRECEDENT TO OBLIGATIONS OF

                          CITIZENS AND CITIZENS MUTUAL

  The obligations of Citizens and Citizens Mutual under this Agreement shall, at the option of Citizens and Citizens Mutual, be subject to the satisfaction, at or prior to the time of the Closing, of the following conditions:

  SECTION 7.1. NO MISREPRESENTATION OR BREACH OF COVENANTS OR WARRANTIES. As of the time of the Closing, (a) there shall have been no material breach by Meridian in the performance of any of its covenants herein, (b) each of the representations and warranties of Meridian contained in this Agreement shall have been true and correct as of the date of the execution of this Agreement, and (c) each of the representations and warranties of Meridian contained in this Agreement, without regard to any qualification, materiality threshold or reference to immateriality or a Meridian Material Adverse Effect, shall be true and correct as of the date of the Closing as though made on and as of such date (provided, that each of the representations and warranties made as of a particular date need only be true and correct as of that date), except for any inaccuracies which, individually or in the aggregate, have not had a Meridian Material Adverse Effect; PROVIDED, HOWEVER, that there shall be deemed not to be such a Meridian Material Adverse Effect to the extent that such effect is the result of the announcement of the Merger or the result of transactions contemplated by this Agreement.

  SECTION 7.2. SHAREHOLDER AND POLICYHOLDER APPROVAL. (a) The Merger shall have been approved and adopted at a duly called meeting of the shareholders of Citizens by the requisite vote of the issued and outstanding shares of Citizens Common Stock and Citizens Preferred Stock entitled to vote thereon, voting as separate classes.

  (b) This Agreement and the reconstitution of the Board of Directors of Citizens Mutual, as contemplated by Section 1.7 of this Agreement, shall have been approved at a duly called meeting of the policyholders of Citizens Mutual by the requisite vote of such policyholders entitled to vote thereon.

  SECTION 7.3. OFFICERS' CERTIFICATES. Meridian shall have delivered to Citizens and Citizens Mutual a certificate, dated the date of the Closing and executed by the chief executive officer and by the chief financial officer or an executive vice president of Meridian, certifying that the conditions set forth in Section 7.1 hereof have been fulfilled. In addition, Meridian shall have delivered to Citizens and Citizens Mutual a certificate, dated the date of the Closing and executed by the corporate secretary or assistant corporate secretary of Meridian and Merger Company, certifying as to: the articles of incorporation, by-laws and corporate existence of Meridian and Merger Company; that the resolutions (true and complete copies of which shall be attached to the certificate) of the Boards of Directors of Meridian and Merger Company with respect to this Agreement and the transactions contemplated hereby have been duly and validly adopted and are in full force and effect; and as to the incumbency and signatures of certain officers of Meridian and Merger Company.

  SECTION 7.4. REGULATORY APPROVAL. All approvals, authorizations and consents from governmental and regulatory bodies required for the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect (including, without limitation, approvals by appropriate insurance regulators in the states of Minnesota, Indiana and Ohio), and

Citizens and Citizens Mutual shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such approvals, authorizations and consents. There shall not have been any action taken by any court, arbitration tribunal or any governmental or regulatory body prohibiting or making illegal at the time of the Closing or the Effective Time any of the transactions contemplated by this Agreement.

  SECTION 7.5. HART-SCOTT-RODINO. The waiting period required under the Hart-Scott-Rodino Act, including any extension thereof, shall have terminated or expired prior to the time of the Closing.

  SECTION 7.6. BOARDS OF DIRECTORS. Arrangements reasonably satisfactory to Citizens and Citizens Mutual shall have been made providing for: (a) the Boards of Directors of each of the Citizens Subsidiaries to include the current President and the current Vice President of Marketing of Citizens, (b) for the Board of Directors of Citizens Mutual to include the current Vice President of Marketing of Citizens Mutual and the current President of Citizens Mutual, and
(c) for the Board of Directors of Meridian to include the current President of Citizens and Citizens Mutual; in each case, as of immediately following the Effective Time.

  SECTION 7.7. THIRD PARTY CONSENTS. All consents, permits and approvals from parties to material contracts or other material agreements with the Meridian Companies required in connection with the transactions contemplated hereby shall have been obtained.

  SECTION 7.8. REINSURANCE POOLING AGREEMENT. All corporate and regulatory approvals necessary for the execution of the Reinsurance Pooling Agreement substantially in the form of Exhibit B, by all parties thereto, shall have been obtained; and Meridian Mutual and Meridian Security shall have entered into that Reinsurance Pooling Agreement, effective as to the Effective Time.

  SECTION 7.9. MANAGEMENT SERVICES AGREEMENTS. All corporate and regulatory approvals necessary for the execution of the Management Services Agreements substantially in the forms of Exhibit C-1 and C-2, by the respective parties thereto, shall have been obtained; and Meridian, Meridian Mutual and Meridian Security shall have entered into those Management Services Agreements, effective as of the Effective Time.

  SECTION 7.10. CERTAIN PERSONNEL MATTERS. (a) Meridian shall have entered into the Consulting Services Agreement with Spencer Broughton, substantially in the form of Exhibit D.

       (b) Meridian shall have entered into the Employment Agreement with Scott Broughton, substantially in the form of Exhibit E.

       (c) The letter or letters to Citizens Employees referred to in
Section 5.4, in a form or forms reasonably satisfactory to Citizens and Citizens Mutual, shall have been provided to such Citizens Employees, or arrangements therefor reasonably satisfactory to Citizens and Citizens Mutual shall have been made.

  SECTION 7.11. VIS'N MATTERS. The Vis'n Letter referred to in Section 6.15 shall have been entered into.

  SECTION 7.12. NO MATERIAL ADVERSE CHANGE. Since December 31, 1995, there shall have been no material adverse change in the business, results of operations or financial condition of the Meridian Companies (considered as a whole); PROVIDED, HOWEVER, that there shall be deemed not to be such a material adverse change to the extent that such change is the result of the announcement of the Merger or the result of transactions contemplated by this Agreement.

  SECTION 7.13.   OPINION OF COUNSEL FOR MERIDIAN.  Citizens and Citizens
Mutual shall have received from counsel for Meridian, an opinion dated the date of the Closing, in form and substance reasonably satisfactory to Citizens and Citizens Mutual.

  SECTION 7.14. FAIRNESS OPINIONS. The fairness opinion Citizens has received from the investment banking firm of Goldsmith, Agio, Helms Securities, Inc., to the effect that the consideration to be received in the Merger by the holders of Citizens Common Stock and Citizens Preferred Stock is fair to such holders from a financial point of view, shall have been updated to the date of the proxy statement referred to in Section 4.5(a) and to the time of Closing, in form and substance reasonably satisfactory to the Board of Directors of Citizens.

  SECTION 7.15. PAYMENT OF ESOP NOTE. The ESOP note shall have been repaid as contemplated by Section 1.5(b).

                                  ARTICLE VIII

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

  SECTION 8.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made in this Agreement by the parties hereto shall not survive the Closing. Notwithstanding the foregoing, the covenants set forth in Article V shall survive the Effective Time.



                                   ARTICLE IX

                                   TERMINATION

  SECTION 9.1. TERMINATION. This Agreement and the transactions contemplated by this Agreement may be terminated at any time prior to the filing of the Articles of Merger with the Secretary of State of Minnesota, whether before or after action by the shareholders of Citizens as contemplated by Section 4.5(a), of this Agreement and without further approval by the shareholders of Citizens:


  (a)  By mutual written consent of Meridian, Citizens and Citizens Mutual;

  (b) By Citizens and Citizens Mutual, by written notice to Meridian, if the number of votes in favor of the Merger and this Agreement cast by the shareholders of Citizens and required for the consummation of the Merger shall not have been obtained at the meeting of Citizens' shareholders or at any adjournment thereof duly held for such purpose;

  (c) By either Citizens and Citizens Mutual, on the one hand, or by Meridian, on the other hand, by written notice to the other, if the Minnesota Department fails by September 30, 1996, to approve, or give its consent to any of the material transactions contemplated by this

Agreement that the Minnesota Department is required to approve or consent to under applicable law;

  (d) By Meridian, in the event a condition set forth in Article VI of this Agreement cannot be satisfied;

  (e)  By Citizens and Citizens Mutual, in the event a condition set forth in
Article VII of this Agreement cannot be satisfied; or

  (f) By either Meridian, on the one hand, or by Citizens and Citizens Mutual, on the other hand, by written notice to the other if the Merger is not consummated by September 30, 1996.

  SECTION 9.2. TERMINATION FEE. (a) If Citizens and Meridian fail to consummate the Merger and:

       (i) Citizens enters into a letter of intent, commitment letter or other written agreement with a third party regarding a merger, consolidation, sale of assets or other similar transaction involving Citizens or Citizens Mutual prior to January 1, 1997; and

       (ii) Meridian shall have complied with all of its obligations under this Agreement required to be performed by it through the date of the earliest relevant event described in Section 9.2(a)(i); and

       (iii) this Agreement shall not have been terminated by mutual written consent of all of the parties pursuant to Section 9.1(a);

then Citizens shall promptly pay to Meridian an amount equal to $586,646 PLUS the amounts of all Transaction Costs paid or incurred by Meridian or its affiliates, and Citizens and Citizens Mutual shall have no further liability or obligation to Meridian with respect to this Agreement.

  (b)  If Citizens and Meridian fail to consummate the Merger and:

       (i) either (A) the Board of Directors of Citizens refuses or fails to make the recommendation to the shareholders of Citizens contemplated by
  Section 4.5(a), or withdraws, modifies or changes any such recommendation in a manner adverse to Meridian or to approval of the Merger, (B) any party terminates this Agreement pursuant to Section 9.1(c) because the Minnesota Department does not approve the Merger due to the amount of consideration to be received by any shareholders in the Merger, (C) Citizens Mutual shall not have voted its shares of Citizens Common Stock or Citizens Preferred Stock in favor of the Merger and other transactions contemplated by this Agreement at the meeting of the shareholders of Citizens contemplated by Section 4.5(a) (it being understood that Citizens Mutual is not obligated by this Agreement or otherwise to vote in favor of the Merger and such transactions) or (D) the First Amended Software Agreement, dated March 21, 1996, between Michael L. Halvorson and Citizens Mutual shall not have remained in effect; and

       (ii) Meridian shall have complied with all of its obligations under this Agreement required to be performed by it through the date of the earliest relevant event described in Section 9.2(b)(i); and

       (iii) this Agreement shall not have been terminated by mutual written consent of all of the parties pursuant to Section 9.1(a),

then Citizens shall pay and reimburse to Meridian all Transaction Costs paid or incurred by Meridian or its affiliates, promptly upon receipt from Meridian of a reasonably detailed accounting thereof; and Citizens and Citizens Mutual shall have no further liability or obligations to Meridian with respect to this Agreement except as may arise under Section 9.2(a).

  SECTION 9.3.  SURVIVAL OF RIGHTS.  Except as otherwise provided in
Sections 9.1 and 9.2, nothing in this Article IX or in this Agreement shall be construed as limiting the rights of any party in the event of a breach by any party of this Agreement.



                                    ARTICLE X

                                  MISCELLANEOUS

  SECTION 10.1. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be given by confirmed telecopy or registered mail addressed:

  (a)  If to Citizens or Citizens Mutual:

           Mr. Scott S. Broughton
           President, Chief Operating Officer and Chief Financial Officer Citizens Security Group Inc.
           Citizens Security Mutual Insurance Company
           406 Main Street
           Red Wing, Minnesota 55066
           Fax: (612) 388-0538

       If to Citizens, a copy to:

           Jay L. Swanson, Esq.
           Dorsey & Whitney LLP
           220 South Sixth Street
           Minneapolis, Minnesota 55402-1498
           Fax: (612) 340-8738

       If to Citizens Mutual, a copy to:

           Thomas H. Borman, Esq.
           Maslon Edelman Borman & Brand
           3300 Norwest Center
           90 S. Seventh Street
           Minneapolis, Minnesota 55402-4140
           Fax: (612) 672-8397

  (b)  If to Meridian:

           Ms. Norma J. Oman
           President and Chief Executive Officer
           Meridian Insurance Group, Inc.
           2955 North Meridian Street
           Indianapolis, Indiana  46208
           Fax: (317) 927-8119

       with copies to:

           J. Mark McKinzie, Esq.
           General Counsel
           2955 North Meridian Street
           Indianapolis, Indiana 46208
           Fax: (317) 931-7930
                 and

           Tibor D. Klopfer, Esq.
           Baker & Daniels
           300 North Meridian Street, Suite 2700
           Indianapolis, Indiana 46204
           Fax: (317) 237-1000

All notices and other communications required or permitted under this Agreement that are addressed as provided in this Section 10. 01 will (i) if delivered personally, be deemed given upon delivery, (ii) if delivered by facsimile transmissions, be deemed given when sent and confirmation or receipt is received, and (iii) if delivered by mail in the manner described above, be deemed received on the date of receipt. Any party from time to time may change its address for the purpose of notices to that party by giving notice to the other parties hereto specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

  SECTION 10.2. EXPENSES. (a) Except as otherwise provided herein, each party hereto shall pay its own expenses, including without limitation, legal and accounting fees and expenses, incident to its negotiation and preparation of this Agreement and to its performance and compliance with the provisions contained herein ("Transaction Costs").

       (b) In the event that the aggregate Transaction Costs paid or incurred by the Citizens Companies exceed $650,000, the excess over that amount (the "Transaction Costs Adjustment") shall reduce the amount of cash payable to the holders of Citizens Common Stock and Citizens Preferred Stock, as provided in
Section 1.3(a). The parties acknowledge that the Transaction Costs Adjustment, if any, may be based in part upon reasonable good faith estimates and projections made immediately prior to the Closing and shall be determined in the manner provided in Section 6.3.

       SECTION 10.3. TITLES AND HEADINGS. Titles and headings to Articles and Sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

  SECTION 10.4.  NO THIRD-PARTY BENEFICIARIES.  Except as otherwise provided in
Section 5.3 of this Agreement, nothing in this Agreement or in any agreement attached hereto as an exhibit is intended or shall be construed to give any person, other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement or any agreement attached hereto as an exhibit or any provision contained herein or therein.

  SECTION 10.5. ENTIRE AGREEMENT. This Agreement, together with the contracts executed and delivered pursuant hereto, supersedes all prior discussions and agreements between the parties with respect to the subject matter of this Agreement, and this Agreement, including documents, certificates and contracts executed and delivered pursuant hereto, contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof. Notwithstanding the foregoing, the parties agree that the terms and conditions of the Confidentiality and Non-Disclosure Agreement shall continue to remain in full force and effect.

  SECTION 10.6. PUBLIC ANNOUNCEMENTS. At all times at or before the Closing, Citizens and Citizens Mutual and Meridian will consult with the other before issuing or making any reports, statements, or releases to the public with respect to this Agreement or the transactions contemplated hereby and will use good faith efforts to obtain the other party's approval of the text of any public report, statement, or releases to be made on behalf of such party. If either party is unable to obtain the approval of its public report, statement, or release from the other party and such report, statement, or release is, in the opinion of legal counsel to such party, required by law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement, or release and promptly furnish the other party with a copy thereof.

  SECTION 10.7. WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof. A waiver on one occasion will not be deemed to be a waiver of the same or any other breach on a future occasion. All remedies, either under this Agreement, or by law or otherwise afforded, will be cumulative and not alternative, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such terms or conditions.

  SECTION 10.8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Indiana without giving effect to any choice or conflicts of law provision or rule (whether of the State of Indiana or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Indiana.

  SECTION 10.9. BINDING EFFECT. This Agreement is binding upon and will inure to the benefit of the parties and their respective successors and permitted assignees.

  SECTION 10.10. NO ASSIGNMENT. This Agreement or any right or obligation hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void.

  SECTION 10.11. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of the parties under this Agreement will not be materially and adversely affected thereby: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

  SECTION 10.12. CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

  SECTION 10.13. EXECUTION IN COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to each of the other parties.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.



                                   MERIDIAN INSURANCE GROUP, INC.



                                   By:/s/ Norma J. Oman
                                      ------------------------------
                                       Norma J. Oman, President and
                                       Chief Executive Officer




                                   CITIZENS SECURITY GROUP INC.



                                   By:/s/ Scott S. Broughton
                                      ------------------------------
                                   Name:  Scott S. Broughton
                                   Title:  President, Chief Operating Officer,
                                   and Chief Financial Officer



                                   CITIZENS SECURITY MUTUAL
                                   INSURANCE COMPANY


                                   By:  /s/ Scott S. Broughton
                                        ------------------------------
                                   Name:  Scott S. Broughton
                                   Title:  President, Chief Operating Officer,
                                   and Chief Financial Officer

                                    EXHIBITS

                                       TO

                   ACQUISITION  AND  AFFILIATION  AGREEMENT *

                       - - - - - - - - - - - - - - - - - -

Exhibit A:       Plan of Merger (Section 1.1).

Exhibit B:       Reinsurance Pooling Agreement  (Section 6.11).

Exhibit C-1:     Management Services Agreement - Meridian Mutual and Affiliates
                 (Section 6.12).

Exhibit C-2:     Management Services Agreement - Citizens Mutual and Affiliates
                 (Section 6.12).

Exhibit D:       Spencer Broughton Consulting Services Agreement, and attached form of Stock Option Agreement  (Section 6.14(a)).

Exhibit E:       Scott Broughton Employment Agreement, and attached forms of
                 Consulting Services Agreement and Stock Option Agreement
                 (Section 6.14 (b)).

Exhibit F:       Vis'n, Inc. Real Estate Sublease Agreement
                 (Section 6.15(b)).

Exhibit G:       Vis'n, Inc. Claims Administration Agreement
                 (Section 6.15(c)).

Exhibit H:       Vis'n, Inc. Software and Hardware Support Agreement
                 (Section 6.15(d)).

Exhibit I:       Vis'n, Inc. Office Equipment Lease Agreement
                 (Section 6.15(e)).

Exhibit J:       Representation Letter of ESOP Trustee
                 (Section 4.8)

- ----------
* Pursuant to Item 601(b)(2) of Regulation S-K, the Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

                                    SCHEDULES

                                       TO

                     ACQUISITION AND AFFILIATION AGREEMENT *





Schedule 2.2:    Subsidiaries, Liens, Loan and Investments

Schedule 2.4:    Licenses and Agreements with Licensing Authorities

Schedule 2.5:    Consents, Approvals and Termination Rights

Schedule 2.6:    Citizens Mutual Policyholder Approval

Schedule 2.10:   Undisclosed Liabilities

Schedule 2.13:   Litigation

Schedule 2.16: Registered Intellectual Property Rights and Factors Affecting Intellectual Property

Schedule 2.19:   Employee Benefit Plans

Schedule 2.21:   Related Party Transactions

Schedule 2.22:   Financial Advisory Fees

Schedule 4.3:    Operation of Business

Schedule 5.4:    Employee Lists

- ------
* Pursuant to Item 601(b)(2) of Regulation S-K, the Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.